1998 U S WEST STOCK PLAN
                            as amended June 22, 1998


                                  I. Purpose.

         This 1998 U S WEST Stock Plan (the "Plan"), is intended to promote the long term success of U S WEST, Inc. (the "Company") by affording certain eligible employees, executive officers, non-employee directors of the Company and its Subsidiaries (as defined below) and certain outside consultants or advisors to the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company, in order to incentivize such persons and to align the financial interests of such persons with the stockholders of the Company. This Plan became effective upon consummation of the Separation (defined below).


                                II. Definitions.

         The following defined terms are used in the Plan:

         A. "Agreement" shall mean the agreement or grant letter accepted by the Participant as described in Section VIII of the Plan between the Company and a Participant under which the Participant receives an Award pursuant to this Plan.

         B. "Award" shall mean individually, collectively or in tandem, an incentive award granted under the Plan, whether in the form of Options, SARs, Stock Awards or Phantom Units.

         C. "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

         D.    "Change of Control" shall mean any of the following:

         1. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Board of Directors; or

         2. any period of two (2) consecutive calendar years during which there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or
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         3.    the Company becomes a party to a merger or consolidation in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

         4. any other event that a majority of the Board of Directors, in its sole discretion, shall determine constitutes a Change of Control.

         E.    "Code" shall mean the Internal Revenue Code of 1986, as amended.

         F. "Committee" shall mean the Human Resources Committee or the Employee Benefits Committee or their delegates, as applicable, pursuant to provisions of Section III of the Plan.

         G. "Common Stock" shall mean the common stock, $.01 par value, of the Company.

         H. "Company" shall mean U S WEST, Inc., a Delaware corporation (previously known as "USW-C, Inc."), and any successor thereof.

         I. "Director Compensation" shall mean all cash or stock remuneration payable to an Outside Director for service to the Company as a director, other than reimbursement for expenses or Common Stock received upon exercise of an Option, and shall include retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof.

         J. "Disabled" or "Disability" shall mean long-term disability as determined under the provisions of any U S WEST disability plan maintained for the benefit of eligible employees of the Company or any Related Entity, provided, however, that in the case of an Incentive Option, "disability" shall have the meaning specified in Section 22(e)(3) of the Code.

         K. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) and its successor promulgated under the Exchange Act.

         L. "Dividend Equivalent Rights" shall mean the right to receive the amount of any dividends that are paid on an equivalent number of shares of Common Stock underlying an Option or Phantom Unit, which shall be payable either in cash or in the form of additional Phantom Units or Stock.

         M. "Effective Date" shall mean the later of the date of the Separation or the date on which the Plan was approved by the stockholders of the Company.

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         N.    "Eligible Employee" shall mean any employee of the Company or any
Related Entity who is so employed on the date of the grant of an Award.

         O. "Eligible Non-Employee" shall mean any consultant or advisor to the Company or any Related Entity, including any member of the State Executive Board(s) of the Company or any Related Entity that the Committee selects to receive an Award.

         P. "Employee Benefits Committee" shall mean a committee of the Company consisting of employees of the Company or any Related Entity appointed by the Human Resources Committee and which shall administer the Plan as provided in Section III hereof.

         Q. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         R. "Executive Officers" shall mean any Officer of the Company or any Related Entity who, at the time of an Award, is subject to the reporting requirements of Section 16(a) of the Exchange Act.

         S. "Fair Market Value" shall mean the closing price of a share of Common Stock as reported on the New York Stock Exchange for the applicable date, or if there were no sales on such date, on the last day on which there were sales.

         T. "Human Resources Committee" shall mean the human resources committee of the Board or any other committee of the Board appointed by the Board to administer the Plan in lieu of the Human Resources Committee, which committee shall consist of no fewer than three (3) persons, each of whom shall be a Disinterested Person.

         U. "Incentive Option" shall mean an incentive stock option under the provisions of Section 422 of the Code.

         V.(1) "Indexed" shall mean the periodic adjustment of an Option Price based upon adjustment criteria determined by the Committee, but in no event shall the Option Price be adjusted to an amount less than the original Option Price.

         V.(2) "Initial Grant Date" shall mean the later of (i) June 22, 1998, or (ii) the date on which a new Outside Director is elected to the Board.

         W. "Nonqualified Option" shall mean an Option which does not qualify under Section 422 of the Code.

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         X.    "Officer" shall mean any executive of the Company or any Related
Entity who participates in the Company's executive compensation programs.

         Y. "Option" shall mean an option granted by the Company to purchase Common Stock pursuant to the provisions of this Plan, including Incentive Options, Nonqualified Options and Reload Options.

         Z. "Optionee" shall mean a Participant to whom one or more Options have been granted.

         AA.   "Option Price" shall mean the price per share payable to the
Company for shares of Common Stock upon the exercise of an Option.

         AB.   "Outside Director" shall mean an individual not employed by the
Company or any Related Entity and who serves on the Board.

         AC.   "Parent Corporation" shall mean any corporation within the meaning of Section 424(e) of the Code.

         AD.   "Participant" shall mean an Eligible Employee, Eligible Non-
Employee, Executive Officer or Outside Director who is granted an Award.

         AE.   "Phantom Unit" shall mean a notional account representing a value equivalent to one share of Common Stock on the Award date.

         AF.   "Plan" shall mean the 1998 U S WEST Stock Plan.

         AG.   "Related Entity" shall mean any Parent Corporation or Subsidiary of the Company.

         AH.   "Reload Option" shall mean the right to receive a further Option for a number of shares equal to the number of shares of Common Stock surrendered by the Optionee upon exercise of the original Option as provided in Section IX.E of the Plan.

         AI.   "Restricted Period" shall mean the period of time from the date of grant of Restricted Stock until the lapse of restrictions attached thereto under the terms of the Agreement granting such Restricted Stock, pursuant to the provisions of the Plan or by action of the Committee.

         AJ.   "Restricted Stock" shall mean an Award made by the Committee entitling the Participant to acquire, at no cost or for a purchase price determined by the Committee at the time of grant, shares of Common Stock which are subject to restrictions in accordance with the provisions of Section XII hereof.

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         AK.   "Retirement" shall mean with respect to any Eligible Employee, that such person has terminated employment with the Company or any Related Entity other than "for cause" (as defined in subsection IX.H.(v)) and (i) such person is eligible to receive an immediate service pension benefit under the U S WEST Pension Plan, or (ii) such person would be eligible to receive an immediate service pension under the U S WEST Pension Plan, as amended and restated effective January 1, 1993, had that plan not been amended and restated effective January 1, 1997, or (iii) such person specifically is treated as "retired" for purposes of the Plan under any individually negotiated, custom, written agreement or arrangement between the Company or any Related Entity and the Eligible Employee. "Retirement" shall not apply to any Eligible Non-Employee.

         AL.   "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         AM.   "Separation" shall mean the separation of U S WEST Communications
Group and U S WEST Media Group into two separate companies pursuant to the terms of the Separation Agreement between the Company and MediaOne Group, Inc. (previously known as "U S WEST, Inc.").

         AN.   "Stock Appreciation Right" or "SAR" shall mean a grant entitling the Participant to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the Committee shall so determine at the time of a grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant (or over the Option Price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having sole discretion to determine the form or forms of payment at the time of grant of the SAR.

         AO.   "Stock Awards" shall mean any Award which is in the form of
Restricted Stock and any outright grants of Common Stock approved by the Committee pursuant to the Plan.

         AP.   "Subsidiary" shall mean with respect to any Award other than an
Incentive Option, any corporation, joint venture or partnership in which the Company owns, directly or indirectly, (i) with respect to a corporation, stock possessing twenty percent (20%) or more of the total combined voting power of all classes of stock in the corporation or (ii) in the case of a joint venture or partnership, the Company possesses a twenty percent (20%) interest in the capital or profits of such joint venture or partnership. In the case of any Incentive Option, Subsidiary shall mean any corporation within the meaning of
Section 424(f) of the Code.

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         AQ.   "Vested" shall mean the status that results with respect to an
Option or other Award which may be immediately exercised under the terms of the Agreement granting such Option or other Award, pursuant to the provisions of the Plan or by action of the Committee.


                              III. Administration.

         A. The Plan shall be administered by the Human Resources Committee with respect to Officers, Executive Officers and Outside Directors and by the Employee Benefits Committee with respect to all other Eligible Employees and Eligible Non-Employees. The Human Resources Committee may adopt such rules, regulations and guidelines as it determines necessary for the administration of the Plan. Subject to any such rules, regulations and guidelines adopted by the Human Resources Committee, the Employee Benefits Committee shall have the power to adopt rules, regulations and guidelines to permit such Committee to administer the Plan with respect to Eligible Employees (other than Officers and Executive Officers) and with respect to Eligible Non-Employees.

         B. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or such Related Entity whose employees have benefited from the Plan, as determined by the Committee. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or a Related Entity against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.

         C. In furtherance of and not in limitation of the Committee's discretionary authority, subject to the provisions of the Plan, the Committee shall have the authority to:

         1. determine the Participants to whom Awards shall be granted and the number of and terms and conditions upon which Awards shall be granted (which need not be the same for all Awards or types of Awards);

         2. establish, in its sole discretion, annual or long-term financial goals of the Company, Related Entity, or division, department, or group of the Company or Related Entity, or individual goals which the Committee shall consider in granting Awards, if any;

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         3.    determine the satisfaction of performance goals established by the Committee based upon periods of time or any combinations thereof;

         4. determine the time when Awards shall be granted, the Option Price of each Option, the period(s) during which Options shall be exercisable (whether in whole or in part), the restrictions to be applicable to Awards, and the other terms and provisions of Awards;

         5. modify grants of Awards pursuant to Paragraph D. of this Section III or rescind grants of Awards pursuant to Section IX.H(v), respectively;

         6. provide the establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option, the lapse of restrictions on Restricted Stock and the vesting of Phantom Units (other than an Incentive Option) to meet the obligation of withholding for income, social security and other taxes incurred by a Participant upon such exercise or required to be withheld by the Company in connection with such exercise;

         7. adopt, modify and rescind rules and regulations and guidelines relating to the Plan;

         8. adopt modifications to the Plan and procedures, as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company or a Related Entity operates in order to assure the legality of Awards granted under the Plan to Participants who reside in such countries;

         9. obtain the approval of the stockholders of the Company with respect to Awards consisting of Phantom Units or Restricted Stock; provided, however, no action shall be proposed to stockholders without the approval of the Board of Directors; and

         10. make all determinations, perform all other acts, exercise all other powers and establish any other procedures determined by the Committee to be necessary, appropriate or advisable in administering the Plan and to maintain compliance with any applicable law.

         D. The Committee may at any time, in its sole discretion, accelerate the exercisability of any Awards and waive or amend any and all restrictions and conditions of any Awards.

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         E.    Subject to and not inconsistent with the express provisions of the Plan, the Code and Rule 16b-3 of the Exchange Act, the Committee shall have the authority to require, as a condition to the granting of any Option, SAR or other Award (to the extent applicable) to any Executive Officer of the Company or any Related Entity that the Executive Officer receiving such Option, SAR or other Award agree not to sell or otherwise dispose of such Option, SAR or other Award or Common Stock acquired pursuant to such Option, SAR or other Award (to the extent applicable) or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) for a period of six (6) months following the later of (i) the date of the grant of such Option, SAR or other Award (to the extent applicable) or (ii) the date when the other Option Price of such Option, SAR or other Award is fixed, if such Option Price is not fixed at the date of grant of such Option, SAR or other Award.


                              IV. Decisions Final.

         Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.


                                V. Arbitration.

         Any agreement may contain, among other things, provisions that require arbitration of any and all disputes between a Participant and the Company or any Related Entity, in a form or forms acceptable to the Committee, in its sole discretion.


                           VI. Duration of the Plan.

         The Plan shall remain in effect for a period of five (5) years from the Effective Date, unless terminated by the Board pursuant to Section XX.


                      VII. Shares Available; Limitations.

         A. Up to 4,800,000 shares of Common Stock may be granted in calendar year 1998 and the maximum aggregate number of shares of Common Stock that may be granted in any other calendar year for all purposes under the Plan shall be one percent (1.0%) of the shares outstanding (excluding shares held in the Company's treasury) on the first day of such calendar year, provided, however, that in the event that fewer than the full aggregate number of shares available for issuance in any calendar year are issued in such year, the shares not issued shall be added to the shares available for issuance in any subsequent year or years. If, for any reason, any shares of Common Stock as to which Options, SARs, Restricted Stock, or Phantom Units have been granted cease to be subject to exercise or purchase hereunder (other than the exercise of SARs for cash), the underlying shares of Common Stock shall thereafter be available for grants to Participants

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under the Plan during any calendar year. Awards granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock or (ii) issued shares of Common Stock reacquired by the Company, in each situation, as the Board of Directors or the Committee may determine from time to time at its sole discretion.

         B. The maximum number of shares of Common Stock that shall be subject to the grant of an Award in any calendar year for Awards other than Options or SARs shall not exceed one-third (1/3) of the total number of shares of Common Stock subject to Awards granted under the Plan for such calendar year.

         C. The maximum number of shares of Common Stock with respect to which Awards may be granted to any individual Participant in any calendar year may not exceed eight hundred thousand (800,000).

         D. The cumulative number of shares of Common Stock that may be issued under this Plan in connection the exercise of Incentive Options shall not exceed ten million (10,000,000).


                             VIII. Grant of Awards.

         A. The Committee shall determine the type or types of Award(s) to be made to each Participant. Awards may be granted singly, in combination or in tandem subject to restrictions set forth in Section IX.C for Incentive Options. The types of Awards that may be granted under the Plan are Options, with or without Reload Options, SARs, Stock Awards and Phantom Units, and with respect to Phantom Units and Restricted Stock, with or without Dividend Equivalent Rights.

         B. Each grant of an Award under this Plan shall be evidenced by an Agreement dated as of the date of the grant of the Award, other than Stock Awards consisting of an outright grant of shares of Common Stock. This Agreement shall set forth the terms and conditions of the Award, as may be determined by the Committee, and if the Agreement relates to the grant of an Option, shall indicate whether the Option that it evidences, is intended to be an Incentive Option or a Nonqualified Option. Each grant of an Award is conditioned upon the acceptance by the Participant of the terms of the Agreement. Unless otherwise extended by the Committee, a Participant shall have ninety (90) days from the date of the Agreement to accept its terms.


                                  IX. Options.

         The Committee, in its sole discretion, may grant Incentive Options or Nonqualified Options to Eligible Employees, Officers and Executive Officers and Nonqualified Options to Eligible Non-Employees. Any Options granted to a Participant under the Predecessor Plan which remain outstanding as of the

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Effective Date shall be governed by the terms and conditions of the Plan, except to the extent the provisions of the Plan are inconsistent with the terms of the Options granted under the Predecessor Plans, in which event the applicable provisions of the Predecessor Plans shall govern; provided, however, that in no event shall there be a modification of the terms of any Incentive Option granted under the Predecessor Plan. The terms and conditions of the Options granted under this Section IX shall be determined from time to time by the Committee, as set forth in the Agreement granting the Option, and subject to the following conditions:

         A. Nonqualified Options. The Option Price for each share of Common Stock issuable pursuant to a Nonqualified Option may be an amount at or above the Fair Market Value on the date such Option is granted, may be Indexed from the original Option Price and may be granted with or without Dividend Equivalent Rights; provided, however, that with respect to Nonqualified Options granted to any Executive Officer, no Dividend Equivalent Rights may be granted.

         B. Incentive Options. The Option Price for each share of Common Stock issuable pursuant to an Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date such Option is granted and may be Indexed from the original Option Price.

         C. Incentive Options; Special Rules. Options granted in the form of Incentive Options shall be subject to the following provisions:

         1. Grant. No Incentive Option shall be granted pursuant to this Plan more than ten (10) years after the Effective Date.

         2. Annual Limit. The aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock with respect to which one or more Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan or under any other stock plan of the Company or any Related Entity shall not exceed $100,000 or such other maximum amount permitted under Section 422 of the Code. Any Option purporting to constitute an Incentive Option in excess of such limitation shall constitute a Nonqualified Option.

         3. 10% Stockholder. If any Optionee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, an individual described in Section 422(b)(6) of the Code, then the following special provisions shall be applicable to the Option granted to such individual:

         (a) the Option Price of shares subject to such Incentive Option shall not be less than 110% of the Fair Market Value of Common Stock on the date of grant; and

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         (b)   the Option shall not have a term in excess of (5) years from the date of grant.

         D. Other Options. The Committee may establish rules with respect to, and may grant to Eligible Employees, Options to comply with any amendment to the Code made after the Effective Date providing for special tax benefits for stock options.

         E. Reload Options. Without in any way limiting the authority of the Committee to make Awards hereunder, the Committee shall have the authority to grant Reload Options. Any such Reload Option shall be subject to such other terms and conditions as the Committee may determine. Notwithstanding the above,
(i) the Committee shall have the right, in its sole discretion, to withdraw a Reload Option to the extent that the grant thereof will result in any adverse accounting consequences to the Company and (ii) no additional Reload Options shall be granted upon the exercise of a Reload Option.

         F. Term of Option. No Option shall be exercisable after the expiration of ten (10) years from the date of grant of the Option.

         G. Exercise of Stock Option. Each Option shall be exercisable in one or more installments as the Committee in its sole discretion may determine at the time of the Award and as provided in the Agreement. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option, subject to rules on sequential exercise for Incentive Options pursuant to Paragraph C.2. of this
Section IX. The Option Price shall be payable (i) in cash or by an equivalent means acceptable to the Committee, (ii) by delivery (constructive or otherwise) to the Company of shares of Common Stock owned by the Optionee or (iii) by any combination of the above as provided in the Agreement. Shares delivered to the Company in payment of the Option Price shall be valued at the Fair Market Value on the date of the exercise of the Option.

         H. Vesting. The Agreement shall specify the date or dates on which the Optionee may begin to exercise all or a portion of his Option. Subsequent to such date or dates, the Option shall be deemed vested and fully exercisable.

         (i) Death. In the event of the death of any Optionee, all Options held by such Optionee on the date of his death shall become Vested Options and the estate of such Optionee, shall have the right, at any time and from time to time within one year after the date of death, or such other period, if any, as the Committee in its sole discretion may determine, to exercise the Options of the Optionee (but not after the earlier of the expiration date of the Option or, in the case of an Incentive Option, one (1) year from the date of death).

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         (ii)  Disability. If the employment of any Optionee is terminated because of Disability, all Options held by such Optionee on the date of his or her termination shall be retained by such Optionee, and such Options that are not yet Vested Options shall become Vested Options in accordance with the vesting schedule established at the time such Options were issued. The Optionee shall have the right to exercise Vested Options at any time and from time to time, but not after the expiration date of the Option or, in the case of Incentive Options where tax-advantaged treatment is desired, one year from the date of termination of employment.

         (iii) Retirement. Upon an Optionee's Retirement, all Options held by such Optionee on the date of his or her Retirement shall be retained by such Optionee, and such Options that are not yet Vested Options shall become Vested Options in accordance with the vesting schedule established at the time such Options were issued, unless the Committee, in its sole discretion, determines otherwise. Unless the Committee, in its sole discretion, determines otherwise, the Optionee shall have the right to exercise Vested Options at any time and from time to time, but not after the expiration date of the Option. In the case of Incentive Options where tax-advantaged treatment is desired, the Optionee shall have the right to exercise Vested Options three months from the date of Retirement.

         (iv) Other Termination. If the employment with the Company or a Related Entity of an Optionee is terminated for any reason other than for death or Disability and other than "for cause" as defined in subparagraph (v) below, such Optionee shall have the right, in the case of a Vested Option, for a period of three (3) months after the date of such termination or such longer period as determined by the Committee, to exercise any such Vested Option, but in any event not after the expiration date of any such Option.

         (v) Termination For Cause. Notwithstanding any other provision of the Plan to the contrary, if the Optionee's employment is terminated by the Company or any Related Entity "for cause" (as defined below), such Optionee shall immediately forfeit all rights under his Options except as to the shares of Common Stock already purchased prior to such termination. Termination "for cause" shall mean (unless another definition is agreed to in writing by the Company and the Optionee) termination by the Company because of: (a) the Optionee's willful and continued failure to substantially perform his duties (other than any such failure resulting from the Optionee's incapacity due to physical or mental impairment) after a written demand for substantial performance is delivered to the Optionee by the Company, which demand specifically identifies the manner in which the Company believes the Optionee has not substantially performed his duties, (b) the willful conduct of the Optionee which is demonstrably and materially injurious to the Company or Related Entity, monetarily or otherwise, or (c) the conviction of the Optionee for a felony by a court of competent jurisdiction.

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                         X. Foreign Options and Rights.

         The Committee may make Awards of Options to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Option by the appropriate foreign governmental entity; provided, however, that no such Award may be granted pursuant to this Section X and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.


                         XI. Stock Appreciation Rights.

         The Committee shall have the authority to grant SARs to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees either alone or in connection with an Option. SARs granted in connection with an Option shall be granted either at the time of grant of the Option or by amendment to the Option. SARs granted in connection with an Option shall be subject to the same terms and conditions as the related Option and shall be exercisable only at such times and to such extent as the related Option is exercisable. A SAR granted in connection with an Option may be exercised only when the Fair Market Value of the Common Stock of the Company exceeds the Option Price of the related Option. A SAR granted in connection with an Option shall entitle the Participant to surrender to the Company unexercised the related Option, or any portion thereof and to receive from the Company cash and/or shares of Common Stock equal to that number of shares of Common Stock having an aggregate value equal to the excess of (i) the Fair Market Value of one share of Common Stock on the day of the surrender of such Option over (ii) the Option Price per share of Common Stock multiplied by (iii) the number of shares of Common Stock that may be exercised under the Option, or surrendered; provided, however, that no fractional shares shall be issued. A SAR granted singly shall entitle the Participant to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value of a share of Common Stock on the date of the grant of the SAR multiplied by (iii) the number of SARs exercised. Payment of any fractional shares of Common Stock shall be made in cash. A SAR shall become a Vested Award upon (i) a Participant becoming Disabled, or (ii) the death of a Participant.


                             XII. Restricted Stock.

         The Committee may, in its sole discretion, grant Restricted Stock to Eligible Employees, Eligible Non-Employees, Officers or Executive Officers subject to the provisions below.

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

         A. Restrictions. A stock certificate representing the number of shares of Restricted Stock granted shall be held in custody by the Company for the Participant's account. The Participant shall have all rights and privileges of a stockholder as to such Restricted Stock, including the right to receive dividends and the right to vote such shares, except that, subject to the provisions of Paragraph B. below, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration of the Restricted Period; (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; (iii) the Participant shall, if requested by the Company, execute and deliver to the Company, a stock power endorsed in blank. The Restricted Period shall lapse upon a Participant becoming Disabled or the death of a Participant. If a Participant ceases to be an employee of the Company or a Related Entity prior to the expiration of the Restricted Period applicable to such shares, except as a result of the death or Disability of the Participant, shares of Restricted Stock still subject to restrictions shall be forfeited unless otherwise determined by the Committee, and all rights of the Participant to such shares shall terminate without further obligation on the part of the Company. Upon the forfeiture (in whole or in part) of shares of Restricted Stock, such forfeited shares shall become shares of Common Stock held in the Company's treasury without further action by the Participant.

         B. Terms and Conditions. The Committee shall establish the terms and conditions for Restricted Stock pursuant to Section III of the Plan, including whether any shares of Restricted Stock shall have voting rights or a right to any dividends that are declared. Terms and conditions established by the Committee need not be the same for all grants of Restricted Stock. The Committee may provide for the restrictions to lapse with respect to a portion or portions of the Restricted Stock at different times or upon the occurrence of different events, and the Committee may waive, in whole or in part, any or all restrictions applicable to a grant of Restricted Stock. Restricted Stock Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law or such other consideration as may be determined by the Committee.

         C. Delivery of Restricted Shares. At the end of the Restricted Period as herein provided, a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered (less any shares delivered pursuant to Section XIX.C in satisfaction of any withholding tax obligation), free of all such restrictions, except applicable securities law restrictions, to the Participant or the Participant's estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but shall pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's estate, as the case may be. Notwithstanding the foregoing, the Committee may authorize the delivery of the Restricted Stock to a Participant during the Restricted Period, in which event any stock certificates in respect of shares of Restricted Stock thus delivered

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

to a Participant during the Restricted Period applicable to such shares shall bear an appropriate legend referring to the terms and conditions, including the restrictions, applicable thereto.


                              XIII. Phantom Units.

         A. General. The Committee may, in its sole discretion, grant the right to earn Phantom Units to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees. The Committee shall determine the criteria for the earning of Phantom Units, pursuant to Section III of the Plan. Upon satisfaction of such criteria, a Phantom Unit shall be deemed a Vested Award. A Phantom Unit granted by the Committee shall provide for payment in shares of Common Stock. A Phantom Unit shall become a Vested Award upon (i) a Participant becoming Disabled, or (ii) the death of a Participant. Shares of Common Stock issued pursuant to this Section XIII may be issued for no cash consideration or for such minimum consideration as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a Participant granted a Phantom Unit shall be entitled to a Dividend Equivalent Right.

         B. Unfunded Claim. The establishment of Phantom Units under the Plan are unfunded obligations of the Company. The interest of a Participant in any such units shall be considered a general unsecured claim against the Company to the extent that the conditions for the earning of the Phantom Units have been satisfied. Nothing contained herein shall be construed as creating a trust or fiduciary relationship between the Participant, the Company or the Committee.

         C. Issuance of Common Stock. Upon a Phantom Unit becoming a Vested Award, unless a Participant has elected to defer under Paragraph D. below, shares of Common Stock representing the Phantom Units shall be distributed to the Participant, unless the Committee, with the consent of the Participant, provides for the payment of the Phantom Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

         D. Deferral of Phantom Units. Prior to the year with respect to which a Phantom Unit may become a Vested Award, the Participant may elect not to receive Common Stock upon the vesting of such Phantom Unit and for the Company to continue to maintain the Phantom Unit on its books of account. In such event, the value of a Phantom Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

         E. Financial Hardship. Notwithstanding any other provision hereof, at the written request of a Participant who has elected to defer pursuant to Paragraph D. above, the Committee, in its sole direction, upon a finding that continued deferral will result in financial hardship to the Participant, may authorize the payment of all or a part of a Participant's Vested Phantom Units in a single installment or the acceleration of payment of any multiple installments thereof; provided, however, that distributions will not be made under this paragraph if such distribution would result in liability of an Executive Officer under Section 16 of the Exchange Act.

         F. Distribution upon Death. The Committee shall pay the Fair Market Value of the Phantom Units of a deceased Participant to the estate of the Participant, as soon as practicable following the death of the Participant. The value of the Phantom Units for the purpose of such distribution shall be based upon the Fair Market Value of shares of Common Stock underlying the Phantom Units on the date of the Participant's death.


                    XIV. Stock Awards to Outside Directors.

         Each Outside Director shall be granted a Stock Award on his or her Initial Grant Date consisting of 3,000 shares of Restricted Stock, which shall vest in 20% increments, with the first 600 shares vesting six months after the Initial Grant Date, the next 600 shares vesting one year after the Initial Grant Date, and the remaining shares vesting at a rate of 600 shares per year thereafter for the next three years.


                      XV. Outside Director's Compensation.

         A. Payment in Common Stock. Each Outside Director may elect to receive payment of all or any portion of Director Compensation comprised of retainer fees for service on the Board and any committees thereof in Common Stock. The amount of Common Stock then issuable shall be based on the Fair Market Value of the Common Stock on the dates such retainer fees are otherwise due and payable to the Outside Director. When any fees are paid in Common Stock under this Section XV.A, any fractional shares of Common Stock shall be paid in cash. Certificates evidencing such Common Stock shall be delivered promptly following such date. If an Outside Director elects to receive payment of retainer fees in Common Stock as described in this Section XV.A, the election shall be (i) in writing, (ii) delivered to the Secretary of the Company at least six months in advance of the payment date, and (iii) irrevocable.

         B. Deferral of Payment. Each Outside Director may elect to defer the receipt of Common Stock payable pursuant to Section XV.A, in which event such Outside Director shall receive an equivalent number of Phantom Units with Dividend Equivalent Rights. Any such Phantom Units shall become Vested Awards at such time as the Outside Director no longer serves as a member of the Board. If an Outside Director elects to defer receipt of Common Stock and receive Phantom Units pursuant to this Section XV.B, the election shall be (i) in writing, (ii) delivered to the Secretary of the Company in the year preceding the year in which the Director Compensation would otherwise be paid and at least six months in advance of the date when Common Stock would otherwise be issued, and (iii) irrevocable.

         C. Director Stock Options. On his or her Initial Grant Date, each Outside Director shall be granted an Option to purchase thirty thousand (30,000) shares Common Stock, such Options to become Vested Options in 1/3 increments over three years, beginning one year after the Initial Grant Date. On the third anniversary of the Initial Grant Date, and each year thereafter, Outside Directors shall receive an annual grant of an Option to purchase ten thousand (10,000) shares of Common Stock, which Options shall become Vested Options one year after the date of each respective grant. Upon retirement of an Outside Director from the Board, all unvested Options shall become immediately vested and shall remain exercisable notwithstanding the retirement of the Director from the Board, until the expiration date of the Option, which shall occur ten years from the date of grant.

         D. Pension Replacement. After the Effective Date, no new pension benefits will be granted to Outside Directors; however, the Company will grandfather vested pension benefits accrued by Directors as of the Effective Date relating to service on the Board of U S WEST, Inc. prior to the Separation. In lieu thereof, Outside Directors shall receive a Stock Award consisting of the number of shares of Restricted Stock determined by dividing (a) the dollar amount equal to ten (10) times the amount of the annual retainer paid to Board members, by (b) the closing price on recipient's Initial Grant Date for Common Stock listed on the New York Stock Exchange as reported in the Wall Street Journal, which Stock Award shall be subject to the following vesting schedule:
(i) 50% of the Stock Award shall vest five years after the recipient's Initial Grant Date, and (ii) the remainder shall vest at a rate of 10% per year thereafter for the next five years.


                          XVI. Federal Securities Law.

         With respect to grants of Awards to Directors and Executive Officers, the Company intends that the provisions of this Plan and all transactions effected in accordance with Plan shall comply with Rule 16b-3 under the Exchange Act. Accordingly, the Committee shall administer and interpret the Plan to the extent practicable, to maintain compliance with such rule.


                     XVII. Change of Control; Acceleration.

         Upon the occurrence of a Change of Control:

         A. in the case of all outstanding Options and SARs, each such Option and SAR shall automatically become immediately fully exercisable by the Participant;

         B. restrictions applicable to Restricted Stock shall automatically be deemed lapsed and conditions applicable to Phantom Units shall automatically be deemed waived, and the Participants who receive such grants shall become immediately entitled to receipt of the Common Stock subject to such grants; and

         C. the Human Resources Committee, in its discretion, shall have the right to accelerate payment of any deferrals of Vested Phantom Units.


                          XVIII. Adjustment of Shares.

         A. In the event there is any change in the Common Stock by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number or kind of shares or interests subject to an Award and the per share price or value thereof shall be appropriately adjusted by the Committee at the time of such event, provided that each Participant's economic position with respect to the Award shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional shares or interests resulting from such adjustment shall be rounded up to the next whole share of Common Stock. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.

         B. In the event of an acquisition by the Company of another corporation where the Company assumes outstanding stock options or similar obligations of such corporation, the number of Awards available under the Plan shall be appropriately increased to reflect the number of such options or other obligations assumed.


                            XIX. Substitute Options.

         Options, shares of Restricted Stock and Phantom Units issued in substitution of outstanding options for U S WEST Communications Group Stock, restricted shares of U S WEST Communications Group Stock and phantom units with respect to U S WEST Communications Group Stock pursuant to the terms of the Employee Matters Agreement entered into by the Company and MediaOne Group, Inc. (previously known as "U S WEST, Inc.") shall be administered pursuant to the provisions of the Plan to the extent not inconsistent with the terms of the grant of such options, restricted stock and phantom units and such Employee Matters Agreement.

                         XX. Miscellaneous Provisions.

         A. Assignment or Transfer. Except as otherwise permitted by this Section, no grant of any "derivative security" (as defined in the rules issued under Section 16 of the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable except by last will and testament or the laws of descent and distribution. No grant of any such derivative security shall be assignable or transferable pursuant to a domestic relations order. An Optionee who is an Officer or an Outside Director may assign or transfer an Option (other than an Incentive Option) as a gift to one or more members of his or her immediate family or to trusts maintained for the benefit of such immediate family members if such assignment or transfer is not pursuant to a domestic relations order and (i) such assignment or transfer is expressly approved in advance by the Committee or its delegate(s) or (ii) such Option was granted to the Optionee on or after August 15, 1996, and the Agreement pertaining to such Option expressly permits the assignment or transfer of the Option.

         B. Investment Representation; Legends. The Committee may require each Participant acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof. No shares of Common Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

         C. Withholding Taxes. In the case of distributions of Common Stock or other securities hereunder, the Company, as a condition of such distribution, may require the payment (through withholding from the Participant's salary, payment of cash by the Participant, reduction of the number of shares of Common Stock or other securities to be issued (except in the case of an Incentive Option), or otherwise) of any federal, state, local or foreign taxes required by law to be withheld with respect to such distribution.

         D. Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Award nor to any Participant receiving an Award.

         E. Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

         F. Effect on Employment. Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on (i) the Company or any Related Entity to continue the employment of any Participant and (ii) any Participant to remain in the employ of the Company or any Related Entity.

         G. Noncompetition. Any Agreement may contain, among other things, provisions prohibiting Participants from competing with the Company or any Related Entity in a form or forms acceptable to the Committee, in its sole discretion.

         H. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Colorado.


                     XXI. Amendment or Termination of Plan.

         The Board shall have the right to amend, modify, suspend or terminate the Plan at any time, provided that, with respect to Incentive Options, no amendment shall be made that (i) decreases the minimum Option Price in the case of any Incentive Option, or (ii) modifies the provisions of the Plan with respect to Incentive Options, unless such amendment is made by or with the approval of the stockholders or unless the Board receives an opinion of counsel to the Company that stockholder approval is not necessary with respect to any modifications relating to Incentive Options; and provided further that no amendment shall be made that (i) increases the number of shares of Common Stock that may be issued under the Plan, (ii) permits the Option Price for any Option to be less than Fair Market Value on the date such Option is granted, or (iii) extends the period during which awards may be granted under the Plan beyond five
(5) years from the Effective Date, unless such amendment is made by or with the approval of stockholders. No amendment, modification, suspension or termination of the Plan shall alter or impair any Awards previously granted under the Plan, without the consent of the holder thereof.